Report of Independent Accountants

To the Shareholders and Board
of Directors of
The Emerging Markets Income
Fund II Inc


In planning and performing
our audit of the financial statements
of The Emerging Markets Income
Fund II Inc, (hereafter referred to
as the "Fund") for the year ended
May 31, 2002, we considered its
internal control, including control
activities for safeguarding securities,
in order to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form
N-SAR, not to provide assurance
on internal control.

The management of the Fund
is responsible for establishing
and maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls.
Generally, controls that are relevant
to an audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.  Those
controls include the safeguarding
of assets against unauthorized
acquisition, use or disposition.

Because of inherent limitations
in internal control, errors or fraud
may occur and not be detected.
Also, projection of any evaluation
of internal control to future periods
is subject to the risk that it may
become inadequate because of
changes in conditions or that the
effectiveness of their design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition in which
the design or operation of one
or more of the internal control
components does not reduce to
a relatively low level the risk
that misstatements caused by
error or fraud in amounts that
would be material in relation to
the financial statements being audited
may occur and not be detected
within a timely period by employees
in the normal course of performing
their assigned functions.  However,
we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of May 31, 2002.

This report is intended solely
for the information and use of
management and the Board of
Directors of the Fund and the
Securities and Exchange
Commission and is not intended
 to be and should not be used
by anyone other than these
specified parties.



July 24, 2002

To the Shareholders and Board of Directors of The Emerging Markets Income Fund II Inc

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